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                                   EXHIBIT 23
                       to Registrant's Report on Form 10-K
                        for the year-ended June 30, 1999

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-20611, No. 33-30455, No. 33-58104, No. 33-58106 and No. 333-44631) and the Registration
Statements on Form S-3 (No. 33- 33104, No. 33-42265 and No. 33-41586) of our
report dated August 6, 1999 which appears in the 1999 Annual Report to Shareholders of Baldwin Technology Company, Inc. on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Stamford, Connecticut
August 6, 1999